CONSENT OF AUTHOR

Greg Ross, P. Geo

#220-289 Alexander Street

Vancouver, BC  V6A 1C2

U.S. Securities and Exchange Commission

I, Greg Ross, P. Geo, certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the written disclosure in the Form 20F of Giga Metals Corporation.

I do hereby consent to the filing with the regulatory authorities.

I consent to being an expert in the 2020 Form 20F Annual Report.

Dated this 29th day of April, 2021.

"Greg Ross"

Greg Ross, P. Geo